SEC FILING ELECTRONIC SIGNATURE ATTESTATION

WHEREAS, the undersigned is or may become a signatory to certain documents ("**SEC Filings**") that are filed electronically with the U.S. Securities and Exchange Commission (the "**SEC**");

WHEREAS, in accordance with Rule 302(a) of Regulation S-T, required signatures to electronic submissions made to the SEC must be typed;

WHEREAS, pursuant to Rule 302(b)(1) of Regulation S-T, each signatory to an electronic filing must manually or electronically sign a signature page or other document authenticating, acknowledging, or otherwise adopting his or her signature that appears in typed form within the electronic filing ("**authentication document**");

WHEREAS, pursuant to Rule 302(b)(2) of Regulation S-T, before a signatory may electronically sign an authentication document, such signatory must manually sign a document making the attestation set forth below; and

WHEREAS, the undersigned desires to sign authentication documents electronically.

NOW, THEREFORE, THE UNDERSIGNED HEREBY ATTESTS THAT:

1. When using electronic signatures for purposes of signing authentication documents, the undersigned agrees that the use of such electronic signature constitutes the legal equivalent of the undersigned's manual signature for purposes of authenticating the signature to any SEC Filing for which it is provided.

2. The undersigned will retain this attestation for as long as the undersigned may use an electronic signature to sign an authentication document pursuant to Rule 302 of Regulation ST and for a period of seven years after the date of the most recent electronically signed authentication document.

____

Name: Nick O. Rowe

Date: 1/29/2026

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Willie D. Brown, Marisa Joss, and Stephen Lee, his true and lawful attorney-in-fact to:

(a) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or 10% stockholder of **H2O America** (the "Company"), Form ID, and any and all Form 3, 4, and 5 reports in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 report and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(a) enroll the undersigned in Electronic Data Gathering and Retrieval (EDGAR) Next and appoint the Corporation's Corporate Secretary and authorized staff as "Account Administrators" for the undersigned's EDGAR Next account; and

(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysin-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and notarized as of the date set forth below.

Signature

Nick O. Rowe
Print Name

1/29/26
Date

1/29/26
I.D# KYNP58025
expiration: 08/29/2026

JOLISA JOHNSON
NOTARY
PUBLIC
ID# KYNP58025
MY COMMISSION EXPIRES AUGUST 29, 2026
STATE AT LARGE, KENTUCKY